Exhibit 16

BDO Seidman, LLP Accountants and Consultants	7101 Wisconsin Avenue, Suite 800 Bethesda, Maryland 20814-4868 Telephone: (301) 654-4900 Fax: (301) 654-3567
September 17, 2008
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549
We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on September 11, 2008, to be filed by our former client, GeoEye, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.
Very truly yours,
BDO Seidman, LLP